Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






TO:  Applied DNA Sciences, Inc.


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated January 11, 2005 relating to the consolidated financial statements of Applied DNA Sciences, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

                    Russell Bedford Stefanou Mirchandani LLP



New York, New York
April 28, 2005